UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 10, 2009

NATIONAL SCIENTIFIC CORPORATION
(Exact name of registrant as specified in its Charter)

Texas	000-28745	86-0837077
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	file number)	Identification No.)

8361 E. Evans Road, Suite 106,  Scottsdale, AZ 85260

(Address of principal executive offices, including zip code)

(480) 948-8324

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

National Scientific Corporation (the "Company" or “NSC”) has been unable to timely pay fees required for the audit of its financial records for the fiscal year ended September 30, 2008, as well as the subsequent quarterly period ended December 31, 2008.  As a result of the failure to pay the required audit fees, and the subsequent failure to complete all required filings in a timely manner, on or about February 10, 2009, NSC's share trading moved to the “Pink Sheets” market. Continuing failure to timely pay these auditor fees and to complete the associated required filings can negatively impact the listing value of the Company's common stock. The Company is working to correct this situation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL SCIENTIFIC CORPORATION

Date: February 17, 2009	By:	/s/ Michael A. Grollman
Michael A. Grollman Director, Chief Executive Officer, Acting Chief Financial Officer and Chairman